UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2004

CTI MOLECULAR IMAGING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49867	62-1377363

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

810 Innovation Drive, Knoxville, Tennessee 37932

(Address of Principal Executive Offices, including Zip Code)

(865) 218-2000

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01    Entry into a Material Definitive Agreement.

On October 7, 2004, the Compensation Committee of the Board of Directors of CTI Molecular Imaging, Inc. (the “Company”) amended certain outstanding stock options held by David N. Gill, Senior Vice President and Chief Financial Officer of the Company. The vesting of 64,000 stock options held by Mr. Gill (51,200 of which were scheduled to vest on January 14, 2006 and 12,800 of which were scheduled to vest on March 28, 2006) was accelerated so that the options became fully vested as of October 7, 2004. In addition, these options were amended so that in the event Mr. Gill’s employment with the Company is terminated for any reason other than for cause (as defined) or by reason of his death or disability, the options (which would have expired three months after the date of such termination of employment) will expire on March 31, 2006.

In addition, on October 7, 2004, the Compensation Committee approved a grant of 60,000 shares of restricted stock to Mr. Gill. The restricted shares will vest at the rate of 10,000 shares per month over a six-month period beginning on October 31, 2004, subject to acceleration of vesting in the event that the Company announces a transaction which constitutes a change in control (as defined).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI MOLECULAR IMAGING, INC.
By:	/s/ David N. Gill
Title: Chief Financial Officer and Senior Vice President (Principal Accounting Officer)

Date: October 13, 2004